EX-99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906

CERTIFICATION

Kenneth D. Fuller, Chief Executive Officer, and Richard F. Sennett, Principal Financial Officer of Legg Mason BW Global Income Opportunity Fund Inc.  (the “Registrant”), each certify to the best of his knowledge that:

1.                          The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2013 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                          The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Principal Financial Officer
Legg Mason BW Global Income	Legg Mason BW Global Income
Opportunity Fund Inc.	Opportunity Fund Inc.

/s/ Kenneth D. Fuller	/s/ Richard F. Sennett
Kenneth D. Fuller	Richard F. Sennett
Date: June 24, 2013	Date: June 24, 2013

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.